Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

LONDAX CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001	Rule 457(o)	4,000,000	0.03	120,000	0.000110200	13.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					4,000,000		13.22
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							13.22

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.